Exhibit 7

                  Opinion and Consent of Richard J. Wirth, Esq.

To Whom It May Concern:

As Counsel to the depositor, I am familiar with the policies which are the subject of the above-captioned Registration Statement on Form S-6.

In connection with this opinion, I have reviewed the policies, the Registration Statement, the Charter and By-Laws of the company, relevant proceedings of the Board of Directors, and the provisions of New York insurance law relevant to the issuance of the policies.

Based upon this review, I am of the opinion that the policies, when issued, will be validly issued, and will constitute a legal and binding obligation of Phoenix Life Insurance Company.

I consent to the reference to my name under the caption "Legal Matters" in the Prospectus contained in Post-Effective Amendment No. 10 to the Registration Statement on Form S-6 (File No. 333-23171) filed by Phoenix Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

                                    Very truly yours,



Dated :  October 29, 2001           /s/ Richard J. Wirth
                                    --------------------------------
                                    Richard J. Wirth, Counsel
                                    Phoenix Life Insurance Company